Exhibit 32
CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the quarterly report on Form 10-Q of CEVA, Inc. (the “Company”) for the quarter ended March 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Gideon Wertheizer, Chief Executive Officer of the Company, and Yaniv Arieli, Chief Financial Officer of the Company, each hereby certifies, that:
     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
     This certification will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section. This certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.
Date: May 10, 2007
/s/ GIDEON WERTHEIZER
Gideon Wertheizer
Chief Executive Officer
/s/ YANIV ARIELI
Yaniv Arieli
Chief Financial Officer